UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

Marriott International, Inc. (“Marriott”), at its Security Analyst Meeting which is being held today, Thursday, October 19, 2006, in Paris, France, is providing enhanced disclosure of historical fee revenue (base management fees, incentive management fees and franchise fees) for its fiscal years 2000 through 2005. The enhanced fee disclosure appears in Exhibit 99.1 to this report and is incorporated herein by reference.

Presentations at the meeting are taking place in two parts: luncheon keynote addresses by Chairman and Chief Executive Officer J.W. Marriott, Jr. and President and Chief Operating Officer William J. Shaw, from 12:30 to 1:00 p.m. Central European Time (6:30 to 7:00 a.m. Eastern Time); and then presentations by senior executives, which include the enhanced fee disclosure, from 2:30 to 6:00 p.m. Central European Time (8:30 a.m. to 12 noon Eastern Time). A live webcast of the meeting, presentation materials, and an audio replay are available on the Marriott’s investor relations website at http://www.marriott.com/investor (click on “Recent Investor News” and then click on the Analyst Meeting link).

ITEM 7.01. Regulation FD Disclosure.

Marriott today also issued a press release detailing certain other information that will be presented as part of its Security Analyst Meeting. A copy of Marriott’s press release is attached as Exhibit 99.2 and incorporated by reference.

The materials presented at the Security Analyst Meeting, which are available at Marriott’s investor relations website as described in Item 2.02 above, include certain non-GAAP financial measures and the related reconciliations of the non-GAAP financial measures to the most directly related comparable GAAP measures.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit 99.1 - Disclosure of historical fee revenue for fiscal years 2000 through 2005.

Exhibit 99.2 - Press release issued on October 19, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: October 19, 2006	By:	/s/ Carl T. Berquist
Carl T. Berquist Executive Vice President, Financial Information and Enterprise Risk Management

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Disclosure of historical fee revenue for fiscal years 2000 through 2005.

99.2	Press release issued on October 19, 2006.

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